SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  February 2, 1994


                                 3COM CORPORATION
             (Exact name of registrant as specified in its charter)


       California                     0-12867                   94-2605794
(State or other jurisdiction of (Commission File Number)    (I.R.S. Employer)
incorporation or organization)                            Identification No.)



                 5400 Bayfront Plaza                          95052
               Santa Clara, California
      (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (408) 764-5000

Item 2.  Acquisition or Disposition of Assets

       (a) On February 2, 1994, pursuant to an Agreement and Plan of Reorganization dated January 18, 1994 (the "Agreement") among 3Com Corporation (the "Company"), 3Sub Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company ("3Sub"), and Centrum Communications, Inc., a California corporation ("Centrum"), 3Sub was merged with and into Centrum, which became a wholly-owned subsidiary of the Company. The negotiated value for all shares of Centrum stock outstanding was approximately $30,200,000. Such amount will be paid using funds from the Company's working capital. In addition, the Company assumed all outstanding options to acquire Centrum stock, which will be exercisable after the merger for shares of Company Common Stock. The holders of capital stock of Centrum received cash at the rate of approximately $1.567 per share. Such cash amount will be payable in two (2) installments, (i) 19/36ths will be payable at or as promptly after February 2, 1994 as is practicable, and (ii) 17/36ths shall be paid six months thereafter.

       Prior to this transaction, no material relationship existed between the Company and Centrum or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

       Centrum is engaged in the business of developing, manufacturing, marketing and servicing computer software. 3Com intends to continue such business.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


       (a) The audited financial statements of Centrum for the years ended September 30, 1993 and September 30, 1992 are attached hereto as Exhibit 7.1.

       (b) It is currently impracticable to provide any pro forma financial information that may be required pursuant to
              Article 11 of Regulation S-X. The Company intends to file all required pro forma financial information on or before March 30, 1994.

       (c)    The following exhibits are attached hereto and filed herewith:

              7.2*   Agreement and Plan of Reorganization dated
                     January 18, 1994.

              7.3*   Indemnity and Escrow Agreement dated February 2, 1994.

              * Confidential treatment has been requested as to a portion of these Exhibits.


                                         SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  3COM CORPORATION



February 11, 1994                        By: /S/Christopher B. Paisley
                                                Christopher B. Paisley,
                                                Chief Financial Officer


                                      INDEX TO EXHIBITS


7.1 Financial Statements of Centrum for the years ended September 30, 1993 and September 30, 1992

7.2*          Agreement and Plan of Reorganization dated
              January 18, 1994

7.3*          Indemnity and Escrow Agreement dated February 2,
              1994


              * Confidential treatment has been requested as
                to a portion of these Exhibits.